Exhibit 23(A)



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2001 relating to the financial statements and financial statement schedules of Old Republic International Corporation, which appears in Old Republic International Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.



                                                 /s/ PricewaterhouseCoopers LLP




Chicago, Illinois
April 2, 2001